Exhibit 10.4

Equity Pledge Agreement

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered into by and between the following two parties below on May 9, 2011, in Tianjin, the People’s Republic of China (“PRC”):

Party A:  Jiazhen Liu, a citizen of the PRC with Chinese identification No.: 120102196305211080, with the address at No. 609, Unit 1, Building 7, Quxizhongli, Chengyin Road, Hedong District, Tianjin; and

Party B: Zhangjiakou Tongda Mining Technologies Service Co., Ltd., a wholly foreign-owned enterprise which has been duly organized and is validly existing under the laws of the PRC, with its address at Tianyang Residence Community, Qiaodong District, Zhangjiakou City, Hebei Province.

In this Agreement, Party A, Party B shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	On the date of execution of this Agreement, Party A is one of the shareholders of Zhuolu Jinxin Mining Co., Ltd. (“Jinxin Company”) and duly holds 47% of the shares of Jinxin Company;

2.
Jinxin Company is a corporation incorporated and validly existing in the territory of the PRC pursuant to the law of the PRC with business license registration number: 130731000000165 and its address at at Chunshugou Village, Luanzhuang Town, Zhuolu County, Hebei Province.

3.
In order to ensure all the shareholders of Jinxin Company and/or Jinxin Company to perform all obligations under the Management Entrustment Agreement, Power of Attorney and Exclusive Purchase Option Agreement (collectively referred to as “Onshore Agreements”) entered into on the same day as this Agreement, Party A agrees to pledge all the shares held by Party A in Jinxin Company to Party B as the guarantee for the performance of the Onshore Agreements by the related responsible parties pursuant to the terms and conditions of this Agreement, and Party B agrees to accept such pledge provided by Party A.

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Equity Pledge Agreement

NOW, THEREFORE, under the principle of equality and mutual benefit and with the consensus reached through negotiation, both parties have entered into this Agreement and agreed to abide by it pursuant to the applicable laws, regulations and rules of the PRC(“laws of the PRC”).

1.	Pledge of Equity

1.1
In order to guarantee Jinxin Company, all the shareholders of Jinxin Company (“Shareholders” )and other related responsible parties to perform all obligations and liabilities under the Onshore Agreements, Party A agrees to pledge the Pledged Equities (as defined in Section 4 herein) under this Agreement to Party B pursuant to the terms and conditions of this Agreement, and Party B agrees to accept the above equity pledge, and have priority right to the proceeds from the conversion, auction, or sale of the Pledged Equities.

1.2
The pledge under this Agreement includes the rights owned by Party B to collect the fees (including legal fees), expenses, interests, losses, liquidated damages and compensations that Jinxin Company and/or the Shareholders shall pay under the Onshore Agreements, and civil liabilities that Jinxin Company and/or the Shareholders shall bear in case the Onshore Agreements wholly or partially become null and void due to any reason.

1.3
Unless consent in writing by Party B, after the execution of this Agreement, the pledge under this Agreement will be terminated only when Jinxin Company and the Shareholders have performed all the obligations and liabilities under the Onshore Agreements and Party B confirms such fulfillment in writing.  If Jinxin Company or the Shareholders have not fully performed all or part of its or their obligations or liabilities under the Onshore Agreements at the expiration of such agreements, Party B will maintain the pledge hereunder up to the date when all such obligations and liabilities are fully performed.

2.	Representations and Warranties

2.1	Party A represents and warrants to Party B, on the day of execution of this Agreement:

2.1.1.	Party A has the right to execute this Agreement and the capability to perform the same;

2.1.2.
Party A has gone through necessary internal decision-making procedures, obtained proper authority, acquire all the necessary consents and approvals of any requisite third party and government authority to enter into and perform this Agreement and this Agreement does not violate the laws of the PRC and contracts binding or affecting it;

2.1.3.
upon the execution, this Agreement will constitute the legal, valid, binding obligation of both parties and both parties will be subject to compulsory enforcement pursuant to the terms and conditions of this Agreement;

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Equity Pledge Agreement

2.1.4.
Party A is the exclusive and duly owner of the Pledged Equities, has paid up all capitals subscribed, has obtained the capital verification report issued by the duly qualified Certified Public Accounting firm and has the right to set the pledge of the first priority on such Pledged Equities for Party B;

2.1.5.
except for the pledge under this Agreement, there is not: (i) any other encumbrance or any security interests for the benefit of any third party on the equity interests pledged by Party A (including but not limited to pledge); (ii) any mortgages or other guarantee rights set for any third party; (iii) any pending or possible civil, administrative or criminal litigation or administrative punishment or arbitration relating to the equity interests hereunder on the date of execution of this Agreement; (iv) any trusts or conditions of limited use; (v) any exemptions from lawsuit, execution, enforcement or other legal proceedings; or (vi) any outstanding taxes, fees or undecided legal procedures related with the equity interests hereunder on the date of execution of this Agreement;

2.1.6.
Party A has not effected and will not effect an Event of Default (as defined in Section 8) and has no knowledge of any risk of an Event of Default under this Agreement or any other agreement to which Party A are a party;

2.1.7.
Party A has abided by and performed all obligations stipulated by the applicable laws, regulations and rules and all applicable authorizations and permissions; Party A does not have any circumstances that go against any laws, regulations or rules and may have material and adverse effect on the validity, effect, performance and enforceability of this Agreement; and

2.1.8.
to the best knowledge of Party A, no court, arbitral tribunal or government authority starts to take any legal proceedings or administrative proceedings against Party A or the Pledged Equities, neither does any courts, arbitral tribunals or government authority start to file any legal proceedings or administrative proceedings against Party A or the Pledged Equities, and Party A has no knowledge of any such risks.

2.2	Party B presents and warranties to Party A on the day of execution of this Agreement:

2.2.1.	it has the right, to execute this Agreement and the capability to perform the same;

2.2.2.
it has carried out necessary internal decision-making procedures, obtained proper authority, acquire the necessary consents and approvals of any third party and government authority to enter into and perform this Agreement and it does not go against the laws and contracts binding or affecting it; and

2.2.3.
upon the execution, this Agreement will constitute the legal, valid, binding obligation of both parties and both parties shall be subject to compulsory enforcement pursuant to the terms and conditions of this Agreement.

3.	Guaranteed Liabilities

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Equity Pledge Agreement

The liabilities guaranteed under this Agreement are the obligations and liabilities of Jinxin Company, the Shareholders, and all related responsible parties incurred under the Onshore Agreements (including the extended agreements to these agreements and the revised and supplementary agreements to such agreements), including but not limited to the Entrustment fees, interest, liquidated damages, indemnities, fees for realization of the creditor’s right arising out of and in relation to the Onshore Agreements and payable by the Jinxin Company and/or the Shareholders to Party B, and the damages and other fees that are payable by Jinxin Company and/or the Shareholders to Party B due to the default.

4.	Pledged Equities

The Pledged Equities are 47% of the shares of Jinxin Company which Party A duly and legally holds and all rights and proceeds of or in relation to such equities.

5.	Pledge Procedures and Transaction

Within thirty (30) days of the execution of this Agreement, Party A shall transact the registration procedures in relation to this pledge of equity at Zhuolu Administration of Industry and Commerce.  If the registration for such pledge of equity fails due to the reason of Zhuolu Administration of Industry and Commerce, Party A shall demand Jinxin Company to write down the matter about such pledge of equity into the stock ledger of Jinxin Company and apply to Zhuolu Administration of Industry and Commerce for the transaction of the registration of the pledge of equity within thirty (30) days as of the day when Zhuolu Administration of Industry and Commerce approves such registration or the information about the approval for such registration is obtained.

6.	Party A’s Undertaking

Within the term of this Agreement, Party A undertakes to Party B that:

6.1
without the prior written consent of Party B, Party A shall not impose any other encumbrance (whether prevailing over the pledge under this Agreement or not) or other restrictive conditions on all or part of the Pledged Equities;

6.2
without the prior written consent of Party B, Party A shall not sell, lease, lend, transfer, assign, grant, remortgage, trust, or participate in equity investment by, the Pledged Equities or dispose by any other means all or part of the Pledged Equities;

6.3	Party A shall not use or allow others to use the Pledged Equities for any actions or events against any laws or this Agreement;

6.4
after receiving any notice, order, ruling, verdict or other instruments in relation to the Pledged Equities from the government, judicial authority or arbitral organization, Party A shall immediately notify Party B and within the period provided by the applicable laws take all necessary steps to reduce the risks that such notice, order or other instruments may bring to the Pledged Equities.  Where Party B deems necessary, Party A shall file a lawsuit, arbitration or administrative lawsuit against the above notice, order or other instruments and bear all fees that arising therefrom and in relation thereto;

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Equity Pledge Agreement

6.5
Party A shall immediately notify Party B of any events or any received notices which may affect the equity interest of Party A or any part of its right, and any events or any received notices which may change the covenants and obligations of Party A under this Agreement or which may affect the performance of its obligations under this Agreement, and take actions in accordance with the instructions of Party B;

6.6
Party A agrees that the right of Party B to exercise the pledge pursuant to this Agreement shall not be suspended or hampered by Party A or any successors or transferees of Party A or any other persons;

6.7
Party A warrants to Party B that in order to protect and perfect the security over the obligations of Party A and/or Jinxin Company under the Onshore Agreements, Party A shall make any necessary amendment (if applicable), execute in good faith and cause any third party who has interests in the pledge to execute all the title certificates, contracts, and /or perform and cause any third party who has interests to take action as required by Party B and make access to exercise the rights and authorization vested in Party B under this Agreement, and execute all the documents with respect to the changes of equity interests owned by Party B or another party designated by Party B, and provides Party B with all the necessary documents within the reasonable time; and

6.8
Party A warrants to Party B that Party A will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of Party B.  Party A shall indemnity Party B for all the damages suffered by Party B for the reasons that Party A does not perform or fully perform such guarantees, covenants, agreements, representations and conditions.

7.	Exercise of Pledge

7.1	Subject to Clause 8.3, Party B may dispose the Pledged Equities at any time upon or after sending the notice for the exercise of the pledge.

7.2
Party B shall have the priority right to dispose all or part of Pledged Equities under this Agreement (including but not limited to purchase of shares at discounted price by agreement, sell at auction by the laws of the PRC, sell-off Pledged Equities) as per legal procedures and to be paid with the sum gained from the disposal until all guaranteed liabilities of Jinxin Company and the Shareholders under the Onshore Agreements are fulfilled completely.

7.3	Where Party B disposes the Pledged Equities pursuant to this Agreement, Party A shall provide and cause Jinxin Company to provide necessary assistance so that Party B can realize its pledge.

8.	Event of Default

8.1	The following events shall be regarded as an Event of Default:

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Equity Pledge Agreement

8.1.1.
where Party A and/or Jinxin Company and related responsible parties fail to perform any obligations under the Onshore Agreements in time or fails to discharge any guaranteed liability as scheduled in full sum;

8.1.2.	where there are any falsity, fraud, misleading statements or errors relating to any representation and undertaking Party A makes in Section 2 herein;

8.1.3.	where Party A violates any undertaking in Section 6 of this Agreement;

8.1.4.	where Party A violates any other terms and conditions of this Agreement;

8.1.5.
where Party A refuses or intentionally delays the registration procedures for the pledge under this Agreement and fails to correct such action within ten (10) days as of the day when Party B requires in writing to do so;

8.1.6.
where any loan, guarantee, indemnity, undertaking or other compensation liability of Party A: (i) is required to be repaid or performed in advance due to an event of default; or (ii) is due but unable to be repaid or performed as scheduled, which makes Party B reasonably believe that the ability of Party A to perform its obligations under this Agreement has been materially and adversely affected;

8.1.7.
where this Agreement becomes ineffective, revocable, unenforceable or Party A cannot continue performing its obligations under this Agreement in time and fully due to the fault (including omission) of Party A after the issuance of new laws of the PRC;

8.1.8.	Party A waive the pledged equity interests or transfers the pledged equity interests without prior written consent from the Party B;

8.1.9.
any approval, permits, licenses or authorization from the competent authority of the government needed to perform under this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

8.1.10.	the property of Party A is adversely changed and causes Party B to deem that the capability of Party A to perform the obligations herein is affected; and

8.1.11.	other circumstances in which Party B cannot exercise and dispose the pledge due to the fault (including omission) of Party A.

8.2	If Party A knows or should have known the occurrence of any event stated above in Subsection 8.1 or any matter that may incur the above events, Party A shall immediately notify Party B in writing.

8.3
Unless Party A immediately takes the measures satisfactory to Party B to correct the Event of Default listed in Subsection 8.1 above, Party B may send written notice of exercising the pledge to Party A at any time upon or after the occurrence of Event of Default, demand Party A and/or Jinxin Company to: (i) make full payment of the outstanding fees pursuant to the Onshore Agreement, and (ii) immediate perform their obligations under the Onshore Agreements, and require disposal of the Pledged Equities pursuant to this Agreement.

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Equity Pledge Agreement

8.4	The Event of Default provided in this Section 8 will not affect the exercise of other remedies by the parties pursuant to the laws of the PRC.

9.	Liability in the Event of Default

Both parties shall sufficiently perform their obligations under this Agreement.  Either party breaching this Agreement shall bear the liability as arising therefrom and in relation thereto.  If such breach causes damages to the other party, the breaching party shall indemnify the other party for all such damages.

10.	Assignment

10.1	Without the prior written consent of Party B, Party A shall not have the right to assign or delegate its rights and obligations under this Agreement.

10.2	This Agreement shall be binding on Party A and its successors and permitted assigns, and shall be valid with respect to Party B and each of its successors and assigns.

10.3
At any time, Party B may assign any and all of its rights and obligations under the Onshore Agreements to its designee(s) (natural or legal persons), in which case the assigns shall have the rights and obligations of Party B under this Agreement, as if it were the original party to this Agreement. When Party B assigns the rights and obligations under the Onshore Agreements, at the request of Party B, Party A shall execute relevant agreements or other documents relating to such assignment.

10.4
In the event of a change in the pledgee due to an assignment, Party A shall, at the request of Party B, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register for change of the pledgee with the competent Administration of Industry and Commerce.

11.	Termination

Upon the date that all guaranteed liabilities of Jinxin Company and Party A under the Onshore Agreements are fulfilled completely, this Agreement shall be terminated.  In such case, Party B shall cancel the pledge registration under this Agreement as soon as possible within the reasonable and feasible period.

12.	Taxes, Fees and Other Expenses

All taxes, fees and other expenses arising from the execution and performance of this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees shall be borne by Party B.

13.	Confidentiality

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Equity Pledge Agreement

13.1
Both parties agree that, all materials, documents, communications and other information obtained in the negotiation, execution or performance of this Agreement, whether commercial, technical or in any other form (“Confidential information"), shall be strictly kept confidential and used only for the performance of the obligations under this Agreement.  Unless the other parties consent in writing, neither of the parties shall release, leak or disclose any Confidential Information to any third party.

13.2
Either party may disclose the Confidential Information in the following circumstances: (i) where the laws, court orders or the competent courts with jurisdiction require, and such disclosure may be conducted only within such requirement; (ii) where the competent authority or government department requires; (iii) where such Confidential Information has been known to the general public; (iv) where such Confidential Information was owned duly and legally by the disclosing party rather obtained from the other party before the disclosing party obtains it; (v) the information is required to be disclosed subject to the applicable laws or the rules or provisions of a stock exchange or securities governing authority; and (vi) the information is disclosed by each party to its legal or financial consultant relating the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section 13.  However, for the circumstances aforesaid, where either party discloses the Confidential Information, it shall inform the other party of the Confidential Information to be disclosed.

13.3
Nonetheless other provisions of this Section 13, either party shall have the right to disclose the Confidential Information to its lawyer, accountant, other professional consultants, directors or senior officers; such personnel shall undertake in writing to treat such information as Confidential Information by taking the measures similar to those provided in 13.1 of this Section.

13.4
The disclosure of the Confidential Information by staff or employed institution of any party shall be deemed as the disclosure of such Confidential Information by such party, and such party shall bear the liabilities for breaching the agreement.

13.5	This Section 13 shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

14.	Governing Law and Dispute Resolution

14.1
The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of the PRC.  Matters not covered by formally published and publicly available laws of the PRC shall be governed by international legal principles and practices.

14.2
Both parties agree that any dispute arising from or in relation to this Agreement shall first be settled by the friendly negotiation of both parties.  If the negotiation fails within 45 days, either party shall have the right to file the dispute with China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing for arbitration pursuant to the currently effective arbitration rules of CIETAC at the time of application.  This arbitration shall be final and bind both parties and shall be enforceable in any court of competent jurisdiction.  The arbitration fees shall be born by the losing party.

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Equity Pledge Agreement

14.3
Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.	Effect, Change and Recession of this Agreement

15.1	This Agreement shall come into effect on and after the date that it is signed and/or stamped by both parties.

15.2
After this Agreement comes into effect, except otherwise provided by this Agreement, neither party shall amend or terminate this Agreement in advance.  If it is necessary to amend or terminate this Agreement, both parties shall negotiate to reach a written agreement.  Before such written agreement is reached, this Agreement shall remain in effect.

16.	Physical Possession Of Documents

16.1
Party A shall deliver the physical possession of the certificates of registration (original) of the pledge to Party B, provide the proper record relating to the registration of such pledge to Party B, and transact various approval and examination, registration and filling procedures required by the laws of the PRC within thirty (30) business days as of the date of execution of this Agreement or an earlier time agreed upon by the parties.

16.2
If the subjects of the pledge change and such changes need to be registered or filed, Party A shall register or file or cause Jinxin Company to register or file such changes within five (5) business days as of the day of change, and shall deliver relevant registration of change or filling documents to Party B.

16.3
During the term of the equity pledge, Party A shall instruct Jinxin Company not to distribute any dividends, or adopt any profits distribution plans; if Party A shall be entitled to collect any interests other than distribution plans of dividends and profits, Party A shall instruct Jinxin Company to transform such interests into cash and pay such interests into the bank account designated by Party B in accordance with Party B’s requirements, and Party A shall not use any money deposited into the bank account without the prior written consent of Party B.

16.4
During the term of equity pledge, if Party A subscribes new capital contribution or accepts an equity transfer (“Newly-added Equities”), the Newly-added Equities shall be automatically become Pledged Equities under this Agreement, and Party A shall accomplish all the procedures with respect to the pledge of the Newly-added Equities within ten (10) business days after acquiring the Newly-added Equities.  If Party A fails to accomplish the relevant procedures as specified in this Section 16, Party B shall have the right to exercise the pledge right under this Agreement.

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Equity Pledge Agreement

17.	General Terms

17.1
Entire Agreement.  This Agreement and the Exhibits and Schedules hereto contain the entire understanding between the parties, no other representations, warranties or covenants having induced any party to execute this Agreement, and supersede all prior or contemporaneous agreements with respect to the subject matter hereof.  All references to schedules and exhibits are to exhibits and schedules attached to and to become a part of this Agreement unless otherwise indicated.

17.2	Amendment. Any amendment and/or rescission shall be in writing and signed by the authorized representatives of both parties. Such revision shall be a valid integral part of this Agreement.

17.3	Headings. The headings of any Sections or other portion of this Agreement are for convenience only and are not to be considered in construing this Agreement.

17.4
Construction.  References in this Agreement to "Sections," "Schedules" and "Exhibits" shall be to the Sections, Schedules and Exhibits of this Agreement, unless otherwise specifically provided; any use in this Agreement of the singular or plural, or the masculine, feminine or neuter gender, shall be deemed to include the others, unless the context otherwise requires; the words "herein”, "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word "including" when used in this Agreement shall mean “including without limitation”; and except as otherwise specified in this Agreement, all references in this Agreement (i) to any agreement, document, certificate or other written instrument shall be a reference to such agreement, document, certificate or instrument, in each case together with all exhibits, schedules, attachments and appendices thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (ii) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

17.5
Severability.  Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.6
Waiver.  No failure or delay of either party to enforce any right hereunder shall constitute a waiver of any such right hereunder.  No waiver shall be effective hereunder unless in writing and a waiver shall only be effective for the specific act or circumstance for which it is given and not for any future act or circumstance.

17.7
Language.  This Agreement is in both Chinese and English and signed by both parties, and the two versions have the same effect.  Should there be any discrepancy between the two language versions, the Chinese version shall prevail.

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17.8
Copies of this Agreement.  This Agreement shall be executed in four counterparts; each party holds one and the rest are used for the transaction of related formalities.  Each of the copies shall be deemed as the original one and has the same effect.

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Equity Pledge Agreement

In witness hereof, both parties have signed this Agreement on the date specified on the first page of this Agreement by their respective authorized representatives.

Party A: Jiazhen Liu (signature):

Party B: Zhangjiakou Tongda Mining Technologies Service Co., Ltd. (seal)
Legal Representative or Authorized Representative (signature):

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